UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 08, 2026

Palladyne AI Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39897	85-2838301
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 South 500 West, Suite 150
Salt Lake City, Utah		84101
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 927-7296

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PDYN	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $69.00 per share	PDYNW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

On June 8, 2026, Palladyne AI Corp. (the "Company") held its 2026 annual meeting of stockholders (the "Annual Meeting"). At the Annual Meeting, 32,816,253 shares of the Company’s common stock, or approximately 69% of the total shares entitled to vote, were present in person or represented by proxy, which constituted a quorum for the transaction of business.

Item 3.02 Unregistered Sales of Equity Securities.

The description of the Senior Executive Awards (as defined below) in Item 5.02 of this Current Report on Form 8-K and in the Company’s Proxy Statement (as defined below) is incorporated herein by reference. The Senior Executive Awards were issued pursuant to the exemption provided in Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Stockholder Approval of Amendment and Restatement 2021 Plan

The Company’s board of directors (the “Board”) previously approved, subject to stockholder approval, an amendment and restatement of the Palladyne AI Corp. 2021 Equity Incentive Plan (the “2021 Plan”) to increase the number of shares of common stock that may be issued under the 2021 Plan by 4,500,000 shares, as further described in the Company’s Definitive Proxy Statement filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 22, 2026 (the “Proxy Statement”). At the Annual Meeting, the Company’s stockholders approved the amendment and restatement of the 2021 Plan.

A summary of the 2021 Plan is set forth in the Proxy Statement and is incorporated herein by reference. That summary and the foregoing description of the 2021 Plan are qualified in their entirety by reference to the text of the 2021 Plan, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Stockholder Approval of Restricted Stock Unit Awards to Senior Executives

The Board previously approved certain restricted stock unit awards covering an aggregate of 5,360,659 shares of common stock to senior executives of the Company (the “Senior Executive Awards”), which Senior Executive Awards became fully effective and eligible for vesting upon receipt of stockholder approval at the Annual Meeting. A summary of the Senior Executive Awards is set forth in the Proxy Statement and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following sets forth the final results of the voting at the Annual Meeting. The proposals considered at the Annual Meeting are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 22, 2026:

Proposal One - Election of Class II Director. The following nominee was elected as a Class II director to hold office until our 2029 annual meeting of stockholders and until his successor is elected and qualified or until his earlier death, resignation or removal.

Nominee	For	Withhold	Broker Non-Votes
Dennis Weibling	19,383,890	3,856,640	9,575,723

Proposal Two - Ratification of Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2026 was ratified.

For	Against	Abstain	Broker Non-Votes
29,069,119	3,677,340	69,794	—

Proposal Three - Approval of the Company's 2021 Equity Incentive Plan, as amended and restated, to increase the number of shares authorized for issuance thereunder. The Company's 2021 Equity Incentive Plan, as amended and restated was approved.

For	Against	Abstain	Broker Non-Votes
16,236,339	6,865,822	138,369	9,575,723

Proposal Four- Approval of Restricted Stock Unit Awards to our Senior Executives. The restricted stock unit awards to our senior executives were approved.

For	Against	Abstain	Broker Non-Votes
19,630,273	3,440,470	169,787	9,575,723

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Palladyne AI Cop. Amended and Restated 2021 Equity Incentive Plan
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Palladyne AI Corp.

Dated:	June 8, 2026	By:	/s/ Stephen Sonne
		Name: Title:	Stephen Sonne Chief Legal Officer & Secretary